UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2026

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

313 Datura Street, Suite 200 West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with Michael Seifert’s departure described in Item 5.02 below, the Company and Mr. Seifert have entered into a separation and release of claims agreement, dated January 28, 2026 (the “Separation Agreement”). Under the Separation Agreement, Mr. Seifert forfeited 1,000,000 shares of Class C common stock. His remaining capital stock of the Company is subject to an 18-month lockup under which he may sell up to 50,000 shares per month and 10,000 shares per day, subject to certain exceptions. The Separation Agreement contains mutual general releases and provides that Mr. Seifert will not compete with the Company or solicit the Company’s employees or customers for 24 months.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 3.03. Material Modification to Rights of Security Holders

Michael Seifert beneficially owns all of the outstanding shares of the Class C common stock of PSQ Holdings, Inc. (the “Company”). Each holder of Class C common stock has the right to a number of votes (rounded up to the nearest whole number) per share of Class C common stock held of record by such holder as of the applicable record date equal to (i) (x) the total number of shares of Class A common stock entitled to vote on such matter as of the applicable record date, plus (y) 100; divided by (ii) the total number of shares of Class C common stock issued and outstanding as of the applicable record date. Consequently, since Mr. Seifert is the sole beneficial owner of the Class C common stock as of the date of this report, he possesses approximately 50.63% of the voting power of the Company’s common equity.

Under our Restated Certificate of Incorporation, at 5:00 p.m. New York City time on the 30th day immediately following the day on which Mr. Seifert is no longer serving as at least one of a director or officer of the Company, each share of Class C common stock automatically converts into one share of Class A common stock. As described below in Item 5.02, on January 27, 2026, Mr. Seifert resigned from his positions with the Company. Thus, at 5:00 p.m. New York City time on February 27, 2026, all outstanding shares of Class C common stock will convert into shares of Class A common stock.

Following such conversion, Mr. Seifert will no longer possess a majority of the voting power of our common stock. Therefore, the Company will no longer be a “controlled company” under NYSE rules and will be required to comply with certain NYSE rules that govern corporate governance standards from which it was exempt as a controlled company. These include the requirement to have (i) a majority of independent directors, (ii) a nominating/corporate governance committee composed entirely of independent directors, and (iii) a compensation committee composed entirely of independent directors. NYSE rules mandate that the Company must satisfy the majority independent board requirement within one year of the date its status changed and have at least one independent member on its nominating committee and at least one independent member on its compensation committee by the date its status changes, at least a majority of independent members on each committee within 90 days of the date its status changes and fully independent committees within one year of the date its status changes. There can be no assurance that the Company will be able to satisfy such requirements. Failure to meet such requirements could subject the Company to delisting from the NYSE.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Seifert as Chief Executive Officer and Director

On January 27, 2026 (the “Effective Date”), Michael Seifert resigned from his positions of President and Chief Executive Officer of the Company and as a member of the board of directors of the Company (the “Board”). Mr. Seifert’s resignation was not the result of a disagreement between Mr. Seifert and the Company on any matter relating to the Company’s operation, policies, or practices.

Appointment of Dusty Wunderlich as Chief Executive Officer

On the Effective Date, the Board of the Company appointed Dusty Wunderlich to the role of Chief Executive Officer of the Company, effective as of January 27, 2026.

Mr. Wunderlich and the Company expect to enter into an Employment Agreement.

Item 7.01 Regulation FD Disclosure.

Effective as of the Effective Date, the size of the Board will be reduced from ten to nine directors.

In addition, on January 29, 2026, the Company issued a press release announcing the resignation of Mr. Seifert and the appointment of Mr. Wunderlich, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K and the press release furnished as Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated January 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: January 29, 2026	By:	/s/ Jim Giudice
	Name:	Jim Giudice
	Title:	Chief Legal Officer